Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

SQL Technologies Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1 – Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Stock, no par value per share	Other(3)	4,910,000	(2)	$1.46	(3)	$7,168,600.00	$92.70 per $1,000,000	$664.53
Equity	Common Stock, no par value per share	Other(5)	6,367,182	(4)	$7.15	(5)	$45,525,351.30	$92.70 per $1,000,000	$4,220.20
Equity	Common Stock, no par value per share	Other(7)	20,000,000	(6)	$14.00	(7)	$280,000,000.00	$92.70 per $1,000,000	$25,956.00
Total Offering Amounts							$332,693,951.30		$30,840.73
Total Fee Offsets									$0.00
Net Fee Due									$30,840.73

(1)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), the Registration Statement shall also cover an indeterminate number of additional shares of common stock, no par value per share (“Common Stock”), that become issuable under the above-named plans by reason of any stock splits, stock dividends, reorganizations, mergers, consolidations, recapitalizations or other similar transactions.

(2)	Represents shares of Common Stock issuable upon the exercise of options outstanding under the 2015 Stock Incentive Plan (the “2015 Plan”).

(3)	Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The offering price per share and the aggregate offering price are based upon $1.46, which is the weighted-average exercise price (rounded to the nearest cent) of the outstanding option awards under the 2015 Plan.

(4)	Represents shares of Common Stock issuable upon the exercise of options outstanding under the 2018 Stock Incentive Plan, as amended and restated (the “2018 Plan”).

(5)	Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee. The offering price per share and the aggregate offering price are based upon $7.02, which is the weighted-average exercise price (rounded to the nearest cent) of the outstanding option awards under the 2018 Plan.

(6)	Represents shares of Common Stock reserved for issuance under the 2021 Stock Incentive Plan.

(7)	Estimated in accordance with Rule 457(h) of the Securities Act solely for the purpose of calculating the registration fee and based on the initial public offering price per share of Common Stock of $14.00 per share.